UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Christopher Posner as Chief Executive Officer (“CEO”)

On November 3, 2021, Cara Therapeutics, Inc. (the “Company”) announced the appointment of Christopher Posner, age 52, a current non-employee director of the Company, to serve as President and CEO of the Company, effective November 9, 2021. In this capacity, Mr. Posner will serve as the Company’s principal executive officer. As of October 29, 2021, Mr. Posner was employed as a Senior Advisor to the Company and no longer serves on the Company’s Audit Committee or the Compensation Committee of the Company’s Board of Directors (the “Board”).

Mr. Posner’s biography is included in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2021, in the section titled “Proposal 1. Election of Directors – Directors Continuing in Office Until the 2022 Annual Meeting” and is incorporated herein by reference.

Mr. Posner’s employment agreement, dated October 29, 2021 (the “Employment Agreement”), provides that he will receive an initial annual base salary of $680,000 and a signing bonus of $400,000, which will be paid in two equal installments, subject to Mr. Posner’s continuous employment with the Company as of each payment date with certain exceptions. In addition, Mr. Posner will be eligible to earn an annual discretionary bonus with a target amount equal to 60% of his then-current annual base salary. Further, on October 29, 2021 (the “Grant Date”), Mr. Posner received (i) a restricted stock unit (“RSU”) award (“Initial RSU Award”) with a Grant Date value of $100,000; (ii) an option to purchase 566,000 shares of the Company’s common stock (the “Option Award”), which option has an exercise price equal the fair market value of the Company’s common stock on the Nasdaq Global Market on the Grant Date; and (iii) RSUs for 142,000 shares of the Company’s common stock (the “RSU Grant”). The Initial RSU Award will vest on March 31, 2022, subject to Mr. Posner’s continuous employment with the Company as of such date. The Option Award and the RSU Grant will vest over a four-year period, with 25% of the shares vesting on the first anniversary of the Grant Date and the remainder vesting in equal quarterly installments for the subsequent three-year period, subject to Mr. Posner’s continuous employment with the Company as of each such vesting date.

Mr. Posner’s employment with the Company is “at will.” Pursuant to the terms of the Employment Agreement, if his employment is terminated without Cause or he resigns for Good Reason (each as defined in the Employment Agreement) and he executes a general release in favor of the Company, the Company will provide Mr. Posner with the following benefits: (1) an amount equal to twelve months of continued base salary, payable on the Company’s regular payroll dates; (2) payment of applicable COBRA premiums for up to twelve months following such separation from the Company; (3) a lump-sum payment equal to the Target Bonus (as defined in the Employment Agreement), prorated for any partial year of employment; and (4) Mr. Posner’s then-outstanding equity awards subject to time-based vesting shall accelerate and vest to the extent such awards would have vested over the 12-month period immediately following the date of his termination or resignation.

In addition, if a change of control occurs during Mr. Posner’s employment and, within twelve months, his employment is terminated without Cause or if he resigns for Good Reason (each as defined in the Employment Agreement) and he executes a general release in favor of the Company, then, in lieu of the severance benefits described in the prior paragraph, the Company will provide Mr. Posner with the following benefits: (a) an amount equal to 18 months of continued base salary, payable on the Company’s regular payroll dates; (b) payment of applicable COBRA premiums for up to 18 months following such separation from the Company; (c) a lump-sum payment equal to the 1.5 times the Target Bonus; and (d) to the extent Mr. Posner’s equity awards are continued, assumed, or substituted by the surviving entity in the change of control, then the equity awards will accelerate and vest in full effective as of his termination or resignation.

There is no family relationship between Mr. Posner and any director or executive officer of the Company and he has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of compensatory arrangements is not intended to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Employment Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.

The Transition of Derek Chalmers as President, CEO and Director

On October 28, 2021, the Board approved a separation agreement in connection with the departure of Derek Chalmers, Ph.D., D.Sc, (the “Separation Agreement”), which he executed on November 2, 2021. Dr. Chalmers’s last date of employment with the Company as its President and CEO is November 8, 2021. In addition, Dr. Chalmers will no longer serve as a director of the Company, effective as of November 8, 2021, but as described below, will continue as a Senior Advisor. Dr. Chalmers’s departure from the Company is the result of a mutual decision given that the Company is at a transformative time in its growth and development as it prepares to launch and commercialize KORSUVATM (CR845/difelikefalin) injection.

Pursuant to the Separation Agreement, and contingent upon his executing an Updated Release (as defined in the Separation Agreement) at the end of his employment, Dr. Chalmers will receive (i) an amount equal to 12 months of his base salary; (ii) continued coverage under COBRA equal to 12 months; and (iii) an amount equal to Dr. Chalmers’s full 2021 Target Bonus (as defined in the Separation Agreement). The amount payable in (i) of the preceding sentence is to be paid out in equal installments over a 12-month period, provided that the first payment shall be made on the day that is 60 days following Dr. Chalmers’s last date of employment and will include the aggregate amount of the salary continuation that the Company would have paid under (i) through such date had the payments commenced on the Effective Date (as defined in the Updated Release) of the Updated Release. In addition, the Separation Agreement provides that (a) all unvested Time-Based Equity (as defined in the Separation Agreement) for those that would have vested in the 12-month period following the end of the Consulting Period (as defined in the Separation Agreement) will automatically vest as of the end of the Consulting Period; (b) all options may be exercised as to any vested shares subject to the options through the earlier of the date that is 18 months following November 8, 2021 or the original expiration date applicable to each of the options; and (c) the period in which to achieve Performance Milestones for all Performance-Based RSUs (each as defined in the Separation Agreement) will be extended through March 31, 2022. The Separation Agreement also contains a reaffirmation of Dr. Chalmers’s confidentiality and non-solicitation obligations to the Company. Pursuant to the Separation Agreement, Dr. Chalmers will provide transitional consulting services to the Company as a Senior Advisor through June 30, 2022.

The foregoing summaries of consulting and compensatory arrangements are not intended to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in its entirety by reference to the full text of the Separation Agreement that is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 3, 2021, the Company issued a press release announcing the appointment of Mr. Posner as the Company’s President and CEO. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1	Employment Agreement with Christopher Posner
10.2	Separation Agreement with Derek Chalmers
99.1	Press Release dated November 3, 2021
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ THOMAS REILLY
Thomas Reilly
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: November 3, 2021